UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 19, 2002

Q-SEVEN SYSTEMS INC. formerly Downstream DSI Inc.
(Exact name of registrant as specified in its charter)

UTAH 333-06440 87-0567618
(State of incorporation) (Commission File Number) (IRS Employer ID No.)

St. Galler Strasse 24 , Buchs , Switzerland
(Address of principal executive offices)

CH 9471 Buchs 2 (Zip Code)

+41-81 756 1761
Registrant's telephone number, including area code

6337 Highland Drive, Salt Lake City, Utah 84121
(Former name or former address, if changed since last report)

_________________________

(a)	In December 2001 the former Officers and two of the Directors of the Registrant resigned their positions and were exchanged for new Officers and two new Directors.
i)	On December 12th 2001 Philip Kamp resigned as Treasurer and as a Director; Mr. Markus Roemmen was elected by the remaining members of the Board to act as new Director and Treasurer of the Registrant. Further, Mr. Olaf Cordt resigned from his position as Secretary of the Registrant. The members of the board of Directors voted for Mrs. Nina Odermatt to serve as new Secretary of the Registrant.

ii)	On December 12th 2001 Mr. Philipp Kriependorf resigned from his positions as Director and President of the Registrant. The remaining members of the board voted for Mrs. Nina Odermatt to act as new Director and Mr. Kuhnen was elected to act as President of the Registrant. Mr. Kuhnen also serves as Managing Director of Partnerair Plc., which is currently being acquired by the Registrant. Mrs. Odermatt serves as Managing Director of Partnerair GmbH, which is affiliated but has no ownership relationships with Partnerair Plc.

iii)	Partnerair Plc is an Irish corporation that has two million shares issued and outstanding and is owned by over 400 Shareholders. The company has sold shares in a private placement to private investors over the last 3 years. Q-Seven Systems Inc. offered these shareholders to exchange their Partnerair Plc. shares for shares of common stock of Q-Seven Systems Inc, Utah. The exchange ratio offered was 30 shares of Q-Seven Systems Inc, Utah for one share of Partnerair Plc, making the maximum number of new shares that have to issued 60,000,000 (Sixty Million) Shares. The major Shareholder of Partnerair Plc , Mr. Peter Kraetli, Switzerland was issued 23,562,000 (Thirty Million) Shares of Q-Seven in exchange for his 1,000,000 (One Million) Shares of Partnerair Plc. on January 3rd, 2002 making him the owner of approximately Forty Percent (40%) of the Registrant.

	iv)	The current Directors and Officers of the Registrant, Mr. Kuhnen, Mr. Roemmen and Mrs. Odermatt were not issued any stock.
	v)	The total number of common shares issued to the former Shareholders of Partnerair Plc. will be Sixty Million (60,000,000).
vi)	The issuance of these new shares brings the total number of shares issued and outstanding to: Seventy Three Million, five hundred thousand (73,500,000) shares. The new shareholders mentioned above will then own approximately Eighty Two percent (82%) of the Registrant's common stock.

(b)	On February 28th 2002, Mr. Roemmen resigned from his positions as Director and Treasurer of the Registrant. The remaining members of the Board voted for Dr. Alexander Koch to act as the new Director and Treasurer for the Registrant. Mr. Roemmen resigned for private reasons.

Item 2. Acquisition or Disposition of Assets.

(a)	On April 12th, 2001, the Registrant made an offer to the Shareholders of Partnerair Plc, an Irish Corporation to acquire Partnerair plc., in exchange for the issuance of 30 shares of the Registrant's common stock in exchange for one share of the common stock of Partnerair Plc., making Partnerair Plc. a wholly owned subsidiary of the Registrant. The offer was made according to the board resolution that was signed on December 3rd 2001 authorizing the issuance of up to Sixty million (60,000,000) shares to acquire Partnerair Plc.

The issuance of the shares will take place according to the provisions of Regulation S of the United States Securities Act of 1933 and 1934. Therefore, the Registrant required each Shareholder of Partnerair Plc., to sign a Representation letter stating that the issuance of share to him is in accordance to aforementioned Regulations.

On January 2nd, 2002 the board of Directors authorized the issuance of Forty five million two hundred twenty five thousand six hundred (45,225,600) shares of the Registrant's common stock in order to acquire One million five hundred seven thousand five hundred twenty (1,507,520) shares of Partnerair Plc. The shares were issued subsequently, thereby acquiring approximately seventy five point three seven six percent(75,376%) of Partnerair Plc.

On January 9th, 2002 the board of Directors authorized the issuance of Two million one hundred one thousand two hundred (2,101,200) shares of the Registrant's common stock in order to acquire Seventy thousand forty (70,040) shares of Partnerair Plc. The shares were issued subsequently, thereby acquiring approximately three point five zero two percent(3.502%) of Partnerair Plc. The Registrant thereafter owned approximately seventy eight point eight seven eight percent (78.878%) of Partnerair Plc.

On January 14th, 2002 the board of Directors authorized the issuance of One million two hundred seventy eight thousand four hundred eighty (1,278,480) shares of the Registrant's common stock in order to acquire forty two thousand six hundred sixteen (42,616) shares of Partnerair Plc. The shares were issued subsequently, thereby acquiring approximately two point one three one percent(2,131%) of Partnerair Plc. The Registrant thereafter owned approximately eighty one point zero zero nine percent (81.009%) of Partnerair Plc.

On January 29th, 2002 the board of Directors authorized the issuance of four million four hundred thirty five thousand eight hundred ninety (4,435,890) shares of the Registrant's common stock in order to acquire One hundred forty seven thousand eight hundred sixty three (147,863) shares of Partnerair Plc. The shares were issued subsequently, thereby acquiring approximately seven point three nine three percent(7,393%) of Partnerair Plc. The Registrant thereafter owned approximately eighty eight point four zero two percent (88.402%) of Partnerair Plc.

On February 22nd, 2002 the board of Directors authorized the issuance of nine hundred seventy five thousand two hundred forty (975,240) shares of the Registrant's common stock in order to acquire thirty two thousand five hundred eight (32,508) shares of Partnerair Plc. The shares were issued subsequently, thereby acquiring approximately one point six two five percent(1,625%) of Partnerair Plc. The Registrant thereafter owned approximately ninety point zero three percent (90.03%) of Partnerair Plc.

The remaining one hundred ninety nine thousand four hundred fifty three shares of Partnerair Plc., representing approximately nine point nine seven percent (9.97%) will be acquired as the Registrant receives the signed Representation letters from the respective Shareholders.

(i)	The Registrant believes that the assets of Partnerair Plc will add substantial value to the Registrant. Partnerair currently owns three Airplanes that are chartered out to Executive Charter Airlines, mainly to Partnerair GmbH, a German Executive Charter Airline and an affiliate of Partnerair Plc.

(ii)	Partnerair Plc is currently planning to enter a new field of business. The company plans to establish a website on the internet that can be used to book executive charter flights throughout Europe online. The website will also provide the service to compare different types of transportation in terms of costs, time and reliability, giving executives a new basis for decisions about corporate travel. The Company plan to establish a Europe-wide network of partner airline companies that can facilitate executive charter flights booked through the online portal. A business plan for the new venture has already been completed. The company conducted a private offering of shares of common stock during the last three years in order to finance it's business, collecting an aggregate of approximately three million US Dollars.

(iii)	After having acquired Partnerair Plc., the Registrant plans to fund the above mentioned venture by conducting a private offering of Ten million (10,000,000) shares of it's common stock. The issuance of said stock has already been authorized by the Registrant's board on December 11th 2001.

(iv)	The principle followed in determining the consideration to be paid for the above assets was one of negotiation based on the percentage of ownership in the assets acquired, prior to the acquisitions, that the former owners of said assets were willing to give up for ownership in a public company and the benefits they would realize by having access to the public markets. In addition, the exchange ratio of the shares of Partnerair Plc., was based on an evaluation of the company written by RHI Gesellschaft fuer Wirtschaftspruefung, Berlin, on March, 8th 2001.

(b)	On December 10th, 2001 the Registrant's Board of Directors resolved, that the Registrant enters into an agreement with Q-Seven Systems GmbH, a former affiliate of the Registrant, acquiring one copy of the source code of the User Management Software, that the Registrant owns the worldwide exclusive marketing rights to. In exchange for the source code of the software, the Registrant takes over one million (1,000,000) dollars in debts of Q-Seven Systems GmbH, that shall be repaid by the issuance of an aggregate of One million (1,000,000) shares of common stock of the Registrant. After the acquisition, the previously signed license agreement between the Registrant and Q-Seven Systems GmbH will be terminated, thereby eliminating the license fee of 90% of each sale of a license to the software. The aforementioned agreement was signed on December 10th, 2001 and One million shares were issued subsequently to the four debtors.

(c)	On January 13th, 2002 the Registrant's Board of Directors agreed to sell it's wholly owned subsidiary Q-Seven Systems Inc., Nevada including X-Real Intertainment, Bahamas, and all assets for an aggregate amount of five hundred thousand (500,000) US Dollars to Phoenix Worldwide Holdings Ltd., Malta. The purchase amount of five hundred thousand (500,000) US will be paid in several installments in cash to the Registrant. The corresponding agreement was signed on January 14th, 2002.

(i)	The Registrant believes that the nature of the business of X-Real Intertainment (Bahamas) has an adverse effect on the newly acquired businesses of Partnerair Plc. Therefore, the company decided to sell it's subsidiaries and thereby eliminating said effect. In addition, the management of the Registrant wants to concentrate on it's core businesses and new ventures which require their undivided attention.

(ii)	In determining the purchase price for Q-Seven Systems Inc., Nevada, including X-Real Intertainment, Bahamas and all assets, a previous agreement to sell fifty percent (50%) of X-Real to another company, was taken into account as well as the fact that the sales figures have substantially decreased since the aforementioned proposed sale.

(iii)	Phoenix Worldwide Holdings Ltd., Malta is an international Holding company that owns several companies conducting various businesses on the internet, including online credit card processing.

Item 7. Financial Statements and Exhibits.

(a)	The audited financial statements of Partnerair Plc., an Irish company, for the 12 month periods ended December 31st, 1999 and December 31st, 2000, are attached hereto as "Exhibit I".
(b)	The Company purchase Agreement between the Registrant and Phoenix Worldwide Holdings Ltd., Malta is attached hereto as "Exhibit II".
(c)	The Asset Purchase Agreement between Q-Seven Systems GmbH, a German company and the Registrant, is attached hereto as "Exhibit III".

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 19, 2002

(Registrant) Q-SEVEN SYSTEMS INC., Utah

By: /s/ Ludger Kuhnen
Ludger Kuhnen
President and CEO